CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


     We consent to the references to our Firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 25 to the Registration Statement (Form N-1A No. 2-66073) dated October 27, 1999 of NRM Investment Company of our report dated October 11, 1999, included in the 1999 annual report to shareholders of NRM Investment Company.


                                                    /s/ Beard & Company, Inc.
                                                    --------------------------
                                                       BEARD & COMPANY, INC.


Harrisburg, Pennsylvania
June 1, 2000